UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Malvern Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 18, 2018

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Malvern Bancorp, Inc. The meeting will be held at the General Warren Inne, 9 Old Lancaster Rd, Malvern, Pennsylvania, on Thursday, February 22, 2018 at 11:00 a.m., Eastern Time. The matters to be considered by shareholders at the annual meeting are described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Malvern Bancorp, Inc. is sincerely appreciated.

Very truly yours,

Anthony C. Weagley
President and Chief Executive Officer

MALVERN BANCORP, INC. 42 East Lancaster Avenue Paoli, Pennsylvania 19301 (610) 644-9400
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., Eastern Time, Thursday, February 22, 2018
PLACE	General Warren Inne 9 Old Lancaster Rd. Malvern, Pennsylvania
ITEMS OF BUSINESS	(1) To elect eight directors for a one-year term expiring in 2019 and until their successors are elected and qualified;
(2) To adopt a non-binding resolution to approve the compensation of our named executive officers;
(3) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and
(4) To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.
RECORD DATE	Holders of the Company’s common stock of record at the close of business on December 28, 2017 are entitled to vote at the meeting.
ANNUAL REPORT	Our fiscal 2017 Annual Report is enclosed but is not a part of the proxy solicitation materials.
PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Important notice regarding the availability of proxy materials for the 2018 annual meeting of shareholders: This Proxy Statement for the 2018 Annual Meeting of Shareholders and our fiscal 2017 Annual Report to Shareholders are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS Joseph D. Gangemi Corporate Secretary
Paoli, Pennsylvania January 18, 2018

PROXY STATEMENT

OF

MALVERN BANCORP, INC.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished to holders of common stock of Malvern Bancorp, Inc. (the “Company” or “Malvern Bancorp”), the holding company of Malvern Federal Savings Bank (“the Bank”). As we have previously disclosed, we filed an application with the Office of the Comptroller of the Currency to convert the charter the Bank from a federally chartered savings bank to a national bank, under the name Malvern Bank, National Association. Our Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd, Malvern, Pennsylvania, on Thursday, February 22, 2018 at 11:00 a.m., Eastern Time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about January 18, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on February 22, 2018. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as well as driving directions to the annual meeting are available at http://www.proxyvote.com and on our website at http://ir.malvernfederal.com.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, consisting of the election of directors, a non-binding resolution to approve the compensation of our named executive officers, and the ratification of our independent registered public accounting firm for the fiscal year ending September 30, 2018.

Who is entitled to vote?

Only Malvern Bancorp shareholders of record as of the close of business on the record date for the meeting, December 28, 2017, are entitled to vote at the meeting. On the record date, we had 6,572,684 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

Your broker may not vote on the election of directors or the non-binding proposal on compensation of our named executive officers unless you provide your broker with instructions on how to vote. You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered “broker non-votes.”

Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to elect directors and the non-binding proposal to approve the compensation of our named executive officers are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting.

Your broker may vote in his or her discretion on the ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

All shareholders are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

●	First, you may send a written notice to our Corporate Secretary, Mr. Joseph D. Gangemi, Malvern Bancorp, Inc., 42 East Lancaster Avenue, Paoli, Pennsylvania 19301, in advance of the meeting stating that you would like to revoke your proxy.

●	Second, you may complete and submit a new proxy card before the annual meeting. Any earlier proxies will be revoked automatically.

●	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote on a particular matter will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In sum, the Board of Directors recommends that you vote FOR the nominees for director described herein, FOR the non-binding resolution to approve the compensation of our named executive officers, and FOR the ratification of the appointment of BDO USA, LLP to serve as our independent registered public accounting firm for fiscal 2018.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the 2018 annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a majority of votes cast by shareholders at the annual meeting. The affirmative vote of a majority of the votes cast on the proposal is required to approve the non-binding resolution approving the compensation of our named executive officers and to ratify the appointment of BDO USA, LLP for fiscal 2018. Under the Pennsylvania Business Corporation Law, abstentions and broker “non-votes” are not counted as votes cast.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS AND EXECUTIVE OFFICERS PROPOSAL ONE ELECTION OF DIRECTORS

Our Bylaws provide that our Board will consist of not less than five nor more than fifteen members, as determined from time to time by resolution of the Board. Our Board has set the number of directors, effective as of the 2018 annual meeting, at eight. All of the members of our current Board will stand for re-election this year for a one year term, except for George Steinmetz, who is not standing for re-election. Julia D. Corelli was appointed as a director effective January 1, 2018, and will stand for election at the 2018 annual meeting.

Our Board of Directors has nominated the following eight individuals for election at the 2018 annual meeting, to serve for a one-year term and until their successors are elected and qualified, Howard Kent, Therese Woodman, Norman Feinstein, Andrew Fish, Cynthia Felzer Leitzell, Stephen P. Scartozzi, Julia D. Corelli and Anthony C. Weagley.

No director or nominee for director is related to any other director or executive officer by blood, marriage or adoption. Shareholders are not permitted to use cumulative voting for the election of directors. Our Board of Directors has determined that Messrs. Kent, Feinstein, Fish, Scartozzi, Ms. Julia D. Corelli, Ms. Woodman and Ms. Leitzell, are independent directors, as defined in the Nasdaq listing standards.

Under our current Bylaws, nominees for director will be elected by a majority of votes cast by shareholders at the 2018 annual meeting. If a nominee for director does not receive at least a majority of the votes cast at the 2018 annual meeting, he or she is required to tender his or her resignation to the Board, and the Board, after considering the recommendation of the Nominating and Corporate Governance Committee, will thereafter consider whether to accept or reject the tendered resignation, or whether other action should be taken.

Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director as described herein. If any person named as a nominee should be unable or unwilling to stand for election at the time of the 2018 annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees named herein may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director. All nominees listed below are being nominated for a one-year term expiring at the 2019 annual meeting.

Ages are reflected as of September 30, 2017.

The Board of Directors recommends that you vote FOR the election of the nominees named in this proxy statement for director.

Nominees for Director for Term Expiring in 2019

Name	Age	Position with Malvern Bancorp and Principal Occupation During the Past Five Years	Director Since
Julia D. Corelli	57

Director: Ms. Corelli has been a partner at Pepper Hamilton LLP for more than 23 years, with a practice focusing on counseling all kinds of investment vehicles on formation, regulation and operations, as well as business and transactions counseling to family offices and life science companies. Ms. Corelli has served for 12 years on Pepper’s governing body, including as its Vice Chair from 2013 to 2017. She is currently co-Chair of Pepper’s Commercial Department. Ms. Corelli has also served since 2014 on the Board of Directors of BioIncept, LLC., a privately held biotech company and since 2016 on the Northeast Regional Board of Boys & Girls Clubs of America.

Ms. Corelli’s depth of experience and years of leadership in the legal profession, and her breadth of involvement in counseling a wide array of clients across diverse industries, further enhances the diversity of expertise and perspective available to our board in leading our growing business

			2018

Norman Feinstein	70	Director. Mr. Feinstein is a Principal and Vice Chairman of The Hampshire Companies, a full-service, privately held, fully integrated real estate firm, with assets valued at over $2.5 billion. He serves as the Manager of The Hampshire Generational Fund and is a member of Hampshire’s Investment Committee. Prior to joining Hampshire in 1998, Mr. Feinstein had been a practicing attorney for over 25 years, specializing in real estate law. Mr. Feinstein’s experience and vast knowledge in real estate make him well qualified to serve as a Director.	2016

Andrew Fish	34

Director. Mr. Fish is a Director of The Real Estate Equity Company (“TREECO”) in Englewood, New Jersey, where he is responsible for leasing of the entire firm’s real estate portfolio, acquisitions and development projects. TREECO owns and manages over 1.5 million square feet of shopping centers. Prior to joining TREECO in 2009, Mr. Fish had been the director of leasing for Vornado Realty Trust. Mr. Fish is also currently a director of American Spraytech, Branchburg, New Jersey. During his career, he served on various boards including Union Center National Bank’s Advisory Board, and the Board of the Englewood Chamber of Commerce.

Mr. Fish’s vast real estate experience makes him well qualified to serve as a Director.

			2016

Howard Kent	70

Director and, since February 2016, Chairman of the Board. Mr. Kent is a principal and co-founder of Real Estate Equities Group, LLC and its affiliated entities in Englewood, NJ. Mr. Kent served as Director of ConnectOne Bancorp Inc, and ConnectOne Bank, from July 2014 to March 2015. Mr. Kent also served as a Chairman of the Board of Union Center National Bank from 2013 to 2014 and as a Director of Center Bancorp, Inc. from 2008 to 2014

Mr. Kent brings a strong banking background and 40 years of real estate investment and management experience along with years of leadership and community involvement, which makes him well qualified to serve as a Director.

			2015

Cynthia Felzer Leitzell	67	Director. Ms. Leitzell is a partner and president of Leitzell & Economidis PC, a full-service firm of Certified Public Accountants located in Media, PA. Ms. Leitzell has served as chairman of the board of the Chester Water Authority since 2012. She also served two four-year elected terms as Delaware County controller. Ms. Leitzell’s experience in audit and accounting, and her experience and years of leadership and community involvement make her well qualified to serve as a Director.	2016

Stephen P. Scartozzi	65	Director. President of The Hardware Center, Inc., Paoli, Pennsylvania, since 2008. Mr. Scartozzi’s background as a small business owner in the Bank’s market area makes him well qualified to serve as a Director.	2010

Anthony C. Weagley	55	Chief Executive Officer and President of Malvern Bancorp, Inc. and the Bank from September 23, 2014 to Present; President and Chief Executive Officer of Center Bancorp, Inc. and Union Center National Bank from 2007 to June 2014.	2014

Mr. Weagley is recognized as a leader in the financial services industry with over 35 years of industry experience. His prior experience of serving as President and CEO and Director of a $1.7 billion national bank makes him well qualified to serve as a Director.

Therese H. Woodman	65

Director and, since October 2014, Vice-Chair of the Board. With her retirement as Manager of East Whiteland Township in 2017, Ms. Woodman capped off a 30-year career overseeing the operation of two Chester County municipal governments, each situated in prime development/redevelopment areas where she was known for finding strategic partners for advancing infrastructure needs and establishing governance boundaries to protect the rights of both residents and property owners.

Ms. Woodman brings a wealth of experience to the Board with respect to local community matters, particularly in the areas of planning and development, which makes her well qualified to serve as a Director

2009

Executive Officers who are Not Also Directors

Joseph D. Gangemi, age 37, has served as Senior Vice President, Chief Financial Officer and Secretary of the Company and the Bank since May 26, 2015. Mr. Gangemi previously served as Treasurer/Investment Officer of the Company and the Bank from September 2014 to May 26, 2015. Prior thereto, Mr. Gangemi served as Senior Vice President, Corporate Secretary, Chief of Staff and head of Treasury at Union Center National Bank from 2004 to September 2014.

William J. Boylan, age 53, has served as Executive Vice President and Chief Lending Officer of Malvern Bancorp, Inc. and the Bank since April 5, 2017. He served as Senior Vice President and Chief Lending Officer of the Company and the Bank since from April 25, 2016 to April 5, 2017. He also served as Senior Vice President and Chief Lending Officer of the Bank’s New Jersey Division from August 2015 to April 25, 2016. He previously served as Senior Vice President of Commercial Lending for ConnectOne Bank and its predecessor, Union Center National Bank, from 2008 to August 2015.

William H. Woolworth III, age 51, joined the Bank on August 13, 2015, as Senior Vice President and Chief Risk Officer. Mr. Woolworth also serves as Senior Vice President & Chief Risk Officer of Malvern Bancorp, Inc. since August 25, 2015. Previously, Mr. Woolworth was Senior Vice President and Director of Enterprise Risk Management, Chief Auditor and Chief Compliance Officer for Customers Bank, Phoenixville and Wyomissing, Pennsylvania from March 2010 to July 2015. Additionally, he was the Chief Risk Officer at First National Bank of Chester County, West Chester, Pennsylvania from 2007 to 2010 and the Director of Internal Audit for the Brokerage firm of Ferris, Baker Watts, Inc. in Baltimore, Maryland from 2005 to 2007.

Director Nominations

Nominations for director of Malvern Bancorp are made by the full Board of Directors. The Board of Directors considers the recommendations of the Nominating and Corporate Governance Committee in selecting nominees for director. All of our directors participate in the consideration of director nominees and will consider candidates for director suggested by other directors, as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary in writing with whatever supporting material the shareholder considers appropriate. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors.”

The charter of the Nominating and Corporate Governance Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as a director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Committees and Meetings of the Board of Directors

During the fiscal year ended September 30, 2017, the Board of Directors of Malvern Bancorp met 17 times. No director of Malvern Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he or she has been a director and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

Membership on Certain Board Committees. The Board of Directors of Malvern Bancorp has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The membership of the committees set forth in the following paragraphs is as of the date of this proxy statement.

Audit Committee. The Board of Directors has established an Audit Committee consisting of Ms. Leitzell (Chair) and Messrs. Scartozzi, Steinmetz and Ms. Woodman. The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Form 10-K, and monitors Malvern Bancorp’s adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of four directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Ms. Leitzell meets the qualifications established for an audit committee financial expert in the regulations of the Securities and Exchange Commission. The Audit Committee met five times in fiscal 2017. The Audit Committee charter as presently in effect is available on the Company’s website, ir.malvernfederal.com.

Nominating and Corporate Governance Committee. It is the responsibility of the Nominating and Corporate Governance Committee to, among other functions, recommend nominees for the consideration of the Board of Directors in selecting nominees for election at the annual meeting. The Nominating and Corporate Governance Committee consists of Ms. Woodman (Chair), Mr. Kent and Ms. Leitzell. The Nominating and Corporate Governance Committee met two times in fiscal 2017. The Nominating and Corporate Governance Committee members are independent directors, as defined in the Nasdaq listing standards. The committee’s charter is available on our website at http://ir.malvernfederal.com.

Compensation Committee. It is the responsibility of the Compensation Committee to set the compensation of our Chief Executive Officer as well as the other named executive officers. The Compensation Committee consists of Messrs., Kent (Chair), Feinstein, Steinmetz and Ms. Leitzell. The Compensation Committee met twice in fiscal 2017. Each of the members of the Compensation Committee is an independent director as defined in the Nasdaq listing standards. The committee’s charter is available on our website at http://ir.malvernfederal.com.

Board Leadership Structure and the Board’s Role in Risk Oversight

Anthony C. Weagley serves as our President and Chief Executive Officer, Howard Kent serves as Chairman of the Board and Therese Woodman serves as Vice Chair of the Board. The Board of Directors has determined that separation of the offices of Chairman of the Board and President enhances Board independence and oversight. Further, the separation of the Chairman of the Board permits the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of Malvern Bancorp, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the Board of Directors in its fundamental role of providing independent oversight and advice to management. Mr. Kent is an independent director under the rules of the Nasdaq Stock Market.

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks Malvern Bancorp encounters, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to ensure that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors receives reports on this topic from executive management, other officers of the Company and the Chairpersons of the Audit, Enterprise Risk Management and Compliance Committees. The Chairman of the Board and independent directors work together to provide strong, independent oversight of Malvern Bancorp’s management and affairs through its committees and meetings of independent directors. The Company believes that its Board leadership structure supports this approach to risk management.

Directors’ Attendance at Annual Meetings

Directors are expected to attend the annual meeting of shareholders absent a valid reason for not doing so. In 2017, all of our directors attended our annual meeting of shareholders.

Directors’ Compensation

We do not pay separate compensation to directors for their service on the Board of Directors of Malvern Bancorp. Fees are paid to directors by the Bank only. Each of our directors, other than Mr. Weagley, receives an annual retainer of $25,000. The Bank’s Chairman of the Board currently receives an additional annual retainer of $10,000 and the Vice Chair receives an additional annual retainer of $7,500. Our directors, except for our President and Chief Executive Officer, currently receive a fee of $800 for attending regularly scheduled monthly Board meetings of the Bank and for special meetings of the Board beginning with the fourth special Board meeting. The Chair of the Audit Committee and Loan Committee receives an additional fee $7,500 per year. Board members receive a fee of $300 for attending committee meetings, except for members of the Nominating and Corporate Governance Committee.

The table below summarizes the total compensation paid by the Bank to those persons who served as our non-employee directors for the fiscal year ended September 30, 2017.

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Stock Options	All Other Compensation	Total
Norman Feinstein	$38,500	$14,700	$6,994	—	$60,194
Andrew Fish (2)	$37,817	$14,700	$6,994	—	$59,511
Howard Kent	$57,900	$14,700	$6,994		$79,594
Cynthia Felzer Leitzell	$45,800	$14,700	$6,994	—	$67,494
Stephen P. Scartozzi	$40,800	$14,700	$6,994	—	$62,494
George E. Steinmetz (3)	$38,400	$14,700	$6,994	—	$60,094
Therese Woodman	$43,000	$14,700	$6,994	—	$64,694
John O’Grady (4)	$12,212	—	—	—	$12,212

(1)	Ms. Corelli became a Board member effective January 1, 2018 and, accordingly, is not included in the table.

(2)	Mr. Fish was appointed to the Board on October 25, 2016.

(3)	Mr. Steinmetz will continue to serve until the 2018 annual meeting, at which time he will retire.

(4)	Mr. O’Grady’s term ended in February 2017, and he did not stand for re-election at the 2017 annual meeting.

In the table above

●	when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in fiscal 2017, including annual retainer fees, committee and /or chairmanship fees and meeting fees; and

●	when we refer to “stock awards” or “stock options”, we are referring to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

On March 28, 2017, we granted stock options to purchase 1,000 shares of common stock at an exercise price of $21.00 per share, and 700 shares of restricted stock, to each of our directors who was serving as such on that date. Both the stock options and the restricted stock vest in 20% increments beginning one year after the date of grant.

The aggregate number of option awards outstanding for each director at September 30, 2017 were as follows: for Mr. Feinstein, 1,000 shares (all of which were unexercisable on September 30, 2017); for Mr. Fish, 1,000 shares (all of which were unexercisable on September 30, 2017); Mr. Kent, 2,000 shares (of which 200 shares were exercisable and the remainder were unexercisable on September 30, 2017); Mrs. Leitzell, 1,000 shares (all of which were unexercisable on September 30, 2017); Mr. Scartozzi, 2,000 shares (of which 200 shares were exercisable and the remainder were unexercisable on September 30, 2017); Mr. Steinmetz, 2,000 shares (of which 200 shares were exercisable and the remainder were unexercisable on September 30, 2017); and Ms. Woodman, 2,000 shares (of which 200 shares were exercisable and the remainder were unexercisable on September 30, 2017). The only restricted shares held by the directors as of September 30, 2017 were the restricted shares granted in March 2017.

None of the directors received any nonqualified deferred compensation earnings during fiscal 2017.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee include the following: performing all duties assigned by the Board of Directors, reviewing with management and the independent registered public accounting firm the basis for the reports issued by the Bank and the Company pursuant to federal regulatory requirements, selecting the independent registered public accounting firm, overseeing the scope of their audit services, assessing the adequacy of the internal controls and the resolution of any significant deficiencies or material control weaknesses, assessing compliance with laws and regulations and overseeing the internal audit function. The Audit Committee also reviews and assesses the adequacy of its Charter on an annual basis.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended September 30, 2017, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees), and (c) has received and reviewed the written disclosures and the letter from BDO USA, LLP required by the rules of the PCAOB regarding BDO USA, LLP communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2017 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Cynthia Felzer Leitzell, Chair
Therese Woodman George E. Steinmetz
Stephen Scartozzi

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objective of our executive compensation program is to attract and retain talented and motivated executive officers that will contribute to the Company’s overall success. Executive officers are instrumental to supporting growth and profitability as well as minimizing risk, resulting in the advancement of shareholder interests. The performance of each of the executive officers has a potentially vital impact on our profitability; therefore, we believe the design and administration of the compensation program is of considerable importance.

Executive Compensation Philosophy

Our compensation philosophy is dictated by the Compensation Committee of our Board of Directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the Board, are to:

●	provide guidance regarding the design of our employee benefit plans;

●	oversee the investments of our 401(k) plan;

●	establish the compensation of our chief executive officer;

●	with input from our chief executive officer, establish or recommend to our Board the compensation of our other executive officers;

●	monitor our overall compensation policies and employee benefit plans;

●	monitor our incentive plans for appropriate performance measures consistent with our overall strategic objectives; and

●	ensure that our incentive plans do not encourage unnecessary and excessive risk.

Our Compensation Objectives and the Focus of Our Compensation Rewards

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to incentivize them to perform in a manner that maximizes our corporate performance. Accordingly, we have sought to structure our executive compensation with a focus on pay-for-performance. We seek to offer executive compensation programs that align each individual’s financial incentives with our strategic direction and corporate values.

We view executive compensation as having three key elements:

●	a current cash compensation program consisting of salary and cash bonus incentives;

●	long-term equity incentives reflected in grants of stock options and/or restricted stock; and

●	other executive retirement benefits and perquisites.

These programs aim to provide our executives with an overall compensation package that is competitive with comparable financial institutions, and aligns individual performance with our long-term business objectives.

We annually review our mix of short term performance incentives versus longer term incentives, and incorporate in our compensation reviews the data from studies performed as to appropriate competitive levels of compensation and benefits. We do not have set percentages of short term versus long term incentives. Instead, we look to provide a reasonable balance of those incentives.

We also periodically “benchmark” our compensation programs to industry available databases and to a peer group. The process has involved hiring independent compensation consulting firms to perform studies that employ the following processes:

●	gathering data from industry specific global and regional compensation databases based upon company size for each executive position;

●	determining an appropriate peer group of financial institutions based upon similar size and geography;

●	developing data points for salary and total cash compensation comparisons and equity opportunities;

●	averaging peer group and database statistics together to produce a relevant “market” at the data points for salary, total cash compensation and equity and comparing our positions to the “market” data;

●	evaluating other compensation components, including executive benefits as compared to competitive standards; and

●	comparing our compensation levels to the “market” and determining our relative positioning for competitiveness as to salary, total cash compensation and non-cash compensation.

Our chief executive officer participates in determinations regarding the compensation and design of our benefit programs for all employees, but does not participate in setting his own compensation.

During fiscal 2017, the Compensation Committee engaged Compensation Advisors (“Compensation Advisors”) to assist with the assessment and market review of executive officer and director compensation and related benefits. Compensation Advisors provided no services to and received no fees from the Company, or its affiliates, other than in connection with the engagement entered into by the Compensation Committee. There are no personal relationships between Compensation Advisors and any member of the Compensation Committee other than in respect of the engagement. No employee of Compensation Advisors owns any stock of the Company and there are no business or personal relationships between Compensation Advisors and any executive officer of the Company other than in respect to the engagement entered into by the Compensation Committee of the Company.

The Role of Management

In addition to input from our compensation consultant, the Committee also considers input from the Company’s Chief Executive Officer regarding base salary, bonuses and other benefits for named executive officers other than the Chief Executive Officer. Although the Committee considers such input, the Compensation Committee has final authority on compensation matters for all named executive officers.

Peer Review

The Compensation Committee utilized a proxy peer group to review compensation levels for the executive team and Board of Directors. The purpose of the peer group is to provide relative comparative data to assist the Board in making sound decisions relative to the compensation practices of the Bank. An initial group of public institutions was narrowed based on relevant criteria, including asset size, geographic location, number of offices, number of employees, and performance metrics. The resulting peer group for the 2017 fiscal year is comprised of 19 banks with 2016-year end assets between $1.372 billion and $4.426 billion.

During fiscal 2017, Compensation Advisors was asked to perform a base salary review of the employees at the Bank. Each incumbent position was compared to current market pricing for similar positions from our sources. This allows positions that have skills that are portable to industries outside of banking to be benchmarked on a more global scale. Each position was compared to positions with similar job responsibilities. Actual job responsibilities may vary among the same job titles. The Bank continues to re-benchmark positions when a job description is changed or a new position is created. In addition to the base salary review, Compensation Advisors completed a comprehensive executive compensation review and a director compensation review.

2017 Peer Group

Pathfinder Bancorp, Inc.	Oswego	NY
Stewardship Financial Corporation	Midland Park	NJ
Royal Bancshares of Pennsylvania, Inc.	Bala Cynwyd	PA
CB Financial Services, Inc.	Carmichaels	PA
Sussex Bancorp	Rockaway	NJ
Malvern Bancorp, Inc.	Paoli	PA
Greene County Bancorp, Inc. (MHC)	Catskill	NY
Two River Bancorp	Tinton Falls	NJ
Parke Bancorp, Inc.	Sewell	NJ
Mid Penn Bancorp, Inc.	Millersburg	PA
1st Constitution Bancorp	Cranbury	NJ
DNB Financial Corporation	Downingtown	PA
Evans Bancorp, Inc.	Hamburg	NY
AmeriServ Financial, Inc.	Johnstown	PA
Unity Bancorp, Inc.	Clinton	NJ
ACNB Corporation	Gettysburg	PA
Penns Woods Bancorp, Inc.	Williamsport	PA
Clifton Bancorp Inc.	Clifton	NJ
Orrstown Financial Services, Inc.	Shippensburg	PA
Codorus Valley Bancorp, Inc.	York	PA

Components of the Compensation Program

The elements of the compensation programs for the Company’s executive officers, which are base salary, cash incentives, equity incentives, and benefits, are detailed below. While the Compensation Committee considers total compensation when reviewing benchmarking data, one component does not specifically affect another as they each serve unique purposes. In addition to providing a benefit to the executive each component serves the purpose of either attracting or retaining talent.

Base Salary

The Compensation Committee views base salary as the foundation of the compensation program and is a primary consideration for attracting experienced talent. We establish our executive officers’ base salaries primarily using criteria that includes technical expertise, individual responsibility level, organizational performance and the competitive data for the peer group identified above and believe that base salaries should be paid at a level that affords us the ability to hire and retain experienced individuals in our industry that can effectively contribute to the achievement of our strategic business goals.

Base salary for the Chief Executive Officer is set by the Committee on an annual basis. Base salaries for the executive officers other than its Chief Executive Officer are made on an annual basis and are based upon recommendations by the Chief Executive Officer. The factors for the Committee’s compensation decisions include Bank financial performance, industry base salaries within the Peer Group, the nature and responsibilities of the position, the contribution and experience of the officer, and the length of the officer’s service with the Bank. The Committee also considers recommendations from the compensation consultant.

Executive Achievement Incentive Compensation Plan

The Executive Achievement Incentive Compensation Plan (“EAICP”) is a performance-based incentive program designed to reward key executives and reinforce the goals of the Bank for profitable growth and achievement of Company financial objectives. For fiscal 2017, all Named Executive Officers (as defined herein) other than Mr. Weagley participated in the EAICP.

The EAICP provides the executive with the opportunity to earn both equity and non-equity (cash) awards, expressed as a percentage of salary. Individuals ae assigned specific objectives throughout the year, which comprise each individual’s “personal” goals. These personal goals typically represent 50% of the total available payout and can range up to 100% of the total available payout under the EAICP. The other component may be a “Bank” goal, which accounts for up to 50% of the total payout, but is usually no more than 25% of the total available payout.

Performance metrics include a number of key performance factors, including profitability, growth, and financial operating condition. The 2017 fiscal year performance metrics included return on assets, return on equity, net income before tax, loan growth, non-performing assets and a composite score for achievement of other annual objectives.

Incentive awards payable under the EAICP for fiscal 2017 were based on a percent of base salary and ranged from 0- 15 percent. Each participant’s possible award included one or more of the above criteria, with the maximum amount possible not to exceed 100% of the potential award. See “Grant of Plan Based Awards” for a description of the amounts that could have been earned under the EAICP by the Named Executive Officers for fiscal 2017.

The three Named Executive Officers who participated in the EAICP for fiscal 2017 received awards under the EAICP for fiscal 2017 performance, as their respective goals were met. See the “Summary Compensation Table.”

Loan Incentive Plan

The Bank’s lending officers are eligible to participate in the Loan Incentive Plan (the “Lender Plan”), which provides an annual incentive payout based on quarterly loan originations that meet certain underwriting standards. Quarterly originations must meet a hurdle of $2.0 million for a payout to occur. Incentive amounts are based on the achievement of individual goals (weighted at 30%) and Bank-wide goals (weighted at 70%). The Compensation Committee can make discretionary adjustments to the quarterly incentive payout amounts.

Employees’ Savings & Profit Sharing Plan

The Bank maintains an Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), for its employees, including executive officers. Eligible employees may defer up to 6% of their salaries, with a matching contribution made by the Bank up to a specified limit determined annually by the Board of Directors. The Bank also may make additional discretionary contributions. We made 401(k) Plan matching contributions of $114,886 and $83,481, respectively, in fiscal 2017 and fiscal 2016.

Employee Stock Ownership Plan

In 2008, the Company established an employee stock ownership plan (the “ESOP”) for all eligible employees. As part of the Bank’s mutual holding company reorganization, the ESOP purchased 241,178 shares of common stock of Malvern Federal Bancorp utilizing a $2.6 million loan from the Company. The loan to the ESOP is being repaid over its term of 18 years and shares are released for allocation to employees’ accounts as debt service payments are made. Shares released from the suspense account are allocated to each eligible participant’s plan account pro rata based on compensation. Forfeitures may be used for the payment of expenses or be reallocated among the remaining participants. Participants become 100% vested after three years of service. Participants also become fully vested in their account balances upon a change in control (as defined), death, disability or retirement. Benefits are payable upon retirement or separation from service. The current ESOP trustee is Pentegra.

Other Benefits

Change in Control Arrangements

On May 25, 2017, the following agreements were executed:

●	the Company and the Bank entered into an employment agreement with Mr. Weagley, which amends and restates Mr. Weagley’s prior employment agreement dated June 23, 2016;

●	the Company, the Bank and William Boylan entered into an employment agreement which provides that Mr. Boylan serves as the Executive Vice President and Chief Lending Officer of the Company and the Bank; and

●	the Bank amended the Change of Control Agreement, dated May 23, 2016, with Joseph Gangemi, Senior Vice President and Chief Financial Officer of the Company and the Bank.

William “Bill” Woolworth, Senior Vice President and Chief Risk Officer of the Company and the Bank, is a party to a Change of Control Agreement with the Bank dated May 23, 2016.

See “Agreements with Named Executive Officers.”

Shareholder Advisory Vote on Executive Compensation

We conduct an annual shareholder advisory vote on the compensation of the named executive officers, and our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes when making compensation decisions. In February 2017, in excess of 98.7% of the votes cast were voted in favor of the non-binding advisory proposal to approve the compensation of our named executive officers. The Compensation Committee viewed this approval as an affirmation of our current pay practices and as a result, we made no significant changes to our pay practices. It continues to be the Committee’s goal to maintain alignment of our pay practices with the best interests of the Company and its shareholders. We will, therefore, continue to evaluate the appropriateness of the Company’s compensation program and consider shareholder feedback throughout the evaluation process.

Compensation-Related Risk Assessment

We conduct an annual evaluation of our compensation programs, policies and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on the Company.

Risk Assessment Procedures

We have reviewed our compensation policies and programs for all of our employees and have determined that the compensation policies and incentive compensation programs in place are not reasonably likely to have a material adverse effect on the Company and do not encourage our employees to take excessive risks. We are confident that the internal controls and procedures we have in place throughout our organization sufficiently manage any inherent risk in our programs. Among other things, our executive compensation programs reflect the following policies and practices:

●	The Compensation Committee is composed solely of independent directors, under its own authority, and has engaged its own independent compensation consultant;

●	We conduct an annual shareholder advisory vote on the compensation of the named executive officers, and our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes;

●	We do not provide significant perquisites or other personal benefits to our executive officers. Our executives participate in our health and welfare benefit programs on the same basis as all of our employees; and

●	Annually, the Board of Directors reviews and approves all policies of the Bank to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on the Bank.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:

Howard Kent, Chairman

Cynthia Felzer Leitzell

George Steinmetz

Norman Feinstein

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the fiscal years ended September 30, 2017, 2016 and 2015 to the persons who served as our principal executive officer and principal financial officer and our two other executive officers employed by us as of September 30, 2017. Malvern Bancorp, the holding company of the Bank, has not paid separate cash compensation to our executive officers. We refer to these four executives as our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Anthony C. Weagley Chief Executive Officer and President of Malvern Bancorp and the Bank (September 23, 2014 to present)	2017 2016 2015	$451,154 368,269 308,909	100,000 200,000 111,675	65,000 — —	— — —	53,932 54,630 19,472	670,086 622,899 440,056
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer of Malvern Bancorp and the Bank (August 1, 2015 to present); Treasurer, Investment Officer and Corporate Secretary (September 30, 2014 to August 1, 2015)	2017 2016 2015	182,262 165,000 91,622	— — —	18,967 12,441 —	21,087 22,275 12,309	39,700 31,236 10,701	243,048 230,952 114,632
William S. Boylan
Executive Vice President and Chief Lending Officer of Malvern Bancorp and the Bank (April 5, 2017 to present); Senior Vice President and Chief Lending Officer of Malvern Bancorp and the Bank (April 28, 2016 to April 5, 2017); previously, Senior Vice President and Chief Lending Officer of NJ Division of the Bank	2017 2016 2015	230,000 197,308 20,769	— 50,000 25,000	22,482 5,394 —	324,100 200,000 16,000	46,209 12,437 900	600,310 465,139 62,669
William H. Woolworth III Senior Vice P resident and Chief Risk Officer of Malvern Bancorp and the Bank (August 3, 2015 to present)	2017 2016 2015	175,000 156,539 47,788	— — 15,000	19,236 5,585 —	13,689 22,400 —	31,764 9,517 1,000	220,453 194,041 63,788

The amount shown in the “Bonus” column for Mr. Weagley for fiscal 2017 was paid to him as a result of the achievement of specific performance goals under an annual bonus plan outlined in his May 25, 2017 Employment Agreement (the “Employment Agreement”).

The amount shown in the “Bonus” column for Mr. Weagley for fiscal 2016 includes $50,000 which was paid to him as a result of the termination of the Formal Agreement with the Office of the Comptroller of the Currency, as had been previously provided in Mr. Weagley’s original Employment Agreement dated May 15, 2015. The other $150,000 was paid to him as a result of achievement of specific performance goals under an annual bonus plan outlined in his June 23, 2016 Employment Agreement.

The amounts shown in the “Non-Equity Incentive Plan Compensation” column for Mr. Boylan represent amounts paid to him under the Lender Plan that have been accrued for him, 25% of which will be held back until completion of the loan review process in accordance with the plan. The amounts in such column for Mr. Gangemi and Mr. Woolworth represent amounts paid under the EAICP. In connection with fiscal 2017 performance, under the EAICP, Mr. Gangemi is also entitled to $9,825 worth of restricted stock at the market price on the date of the grant, and Mr. Woolworth is also entitled to $6,838 worth of restricted stock at the market price on the date of the grant. Such grants will be made in fiscal year 2018 and Mr. Boylan received $22,482 worth of restricted stock at the market price on January 31, 2017.

In the table above, when we refer to amounts under “Stock Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718. The shares were granted in fiscal 2017 under the Company’s 2014 Long-Term Incentive Compensation Plan. The shares granted to Messrs. Gangemi, Woolworth and Boylan are restricted shares that vest in 20% increments beginning on the one year anniversary of the grant date. The shares granted to Mr. Weagley are non-restricted shares that were granted to him in accordance with his Employment Agreement. See “Grant of Plan Based Awards.” In connection with fiscal 2016 performance, under the EAICP, Messrs, Gangemi, Woolworth and Boylan received $18,967 worth of restricted stock, $19,236 worth of restricted stock and $22,482 worth of restricted stock, respectively, in each case at the market price on January 31, 2017. Pursuant to MR. Weagley’s Employment Agreement, he received $65,000 worth of restricted stock at the market price on January 31, 2017.

“All Other Compensation” for fiscal 2017 consists of the following:

For Mr. Weagley, $3,828 for premiums for insurance for Mr. Weagley’s benefit, $14,964 for the use of an automobile and cell phone, a contribution of $6,150 to the Company’s 401(k) plan on Mr. Weagley’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Weagley to that plan and $28,990, representing the fair market value, on December 31, 2016, of 1,102 shares allocated to Mr. Weagley’s ESOP account on such date;

For Mr. Gangemi, $2,406 for premiums for insurance for Mr. Gangemi’s benefit, $8,400 for the use of an automobile and cell phone, a contribution of $6,103 to the Company’s 401(k) plan on Mr. Gangemi’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Gangemi to that plan and $22,791, representing the fair market value, on December 31, 2016, of 919 shares allocated to Mr. Gangemi’s ESOP account on such date;

For Mr. Boylan, $2,144 for premiums for insurance for Mr. Boylan’s benefit, $11,550 for the use of an automobile and cell phone and a contribution of $9,196 to the Company’s 401(k) plan on Mr. Boylan’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Boylan to that plan; and $23,319, representing the fair market value, on December 31, 2016, of 1,102shares allocated to Mr. Boylan’s ESOP account on such date; and

For Mr. Woolworth, $2,122 for premiums for insurance for Mr. Woolworth’s benefit, $7,200 for the use of an automobile and cell phone and a contribution of $5,910 to the Company’s 401(k) plan on Mr. Woolworth’s behalf to match a pre-tax deferral contribution (included under “Salary”) made by Mr. Woolworth to that plan and $16,532, representing the fair market value, on December 31, 2016, of 781 shares allocated to Mr. Woolworth’s ESOP account on such date.

Grant of Plan Based Awards

During fiscal 2017, the only equity incentive plan awards made to our Named Executive Officers were shares of stock, granted on January 31, 2017 under the Company’s 2014 Long-Term Incentive Compensation Plan. These shares granted to Messrs. Gangemi, Boylan and Woolworth are restricted shares, and vest in 20% increments beginning on the one year anniversary of the grant date. The shares granted to MR. Weagley are non-restricted shares that were granted to him in accordance with his Employment Agreement. The Named Executive Officers did not receive option awards in fiscal 2017

In addition, certain of our Named Executive Officers earned non-equity incentive plan awards for fiscal 2017 in the form of cash under the EAICP. These cash amounts are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The information in the table below under columns (c), (d) and (e) pertain to these cash incentive awards. For a description of the EAICP, see the “Compensation Discussion and Analysis.”

The information in the table below in the columns under “Estimated Possible Payouts Under Equity Incentive Plan Awards are denominated in dollars, although the applicable payouts are payable in grants of stock under the Company’s 2014 Long-Term Incentive Compensation Plan.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(i)	Grant Date Fair Value of Stock and Option Awards ($)(l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)
Anthony C. Weagley	01/31/2017	0	0	0	0	0	0	3,163	65,000
Joseph D. Gangemi	01/31/2017	0	23,375	37,400	0	23,375	37,400	923	18,697
William Boylan	01/31/2017	0	29,375	47,000	0	29,375	47,000	1094	22,482
William H. Woolworth III	01/31/2017	0	21,875	35,000	0	21,875	35,000	936	19,236

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the Named Executive Officers, information regarding restricted stock awards outstanding at September 30, 2017. As of September 30, 2017, no Named Executive Officer held any stock options.

Name (a)	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Anthony C. Weagley	0	0
Joseph D. Gangemi	1,495	$39,991
William Boylan	1,342	$35,899
William H. Woolworth III	1,193	$31,913

In the table above, we are disclosing:

●	in column (g), the number of shares of our Common Stock covered by restricted stock awards that were not vested as of September 30, 2017; and

●	in column (h), the aggregate market value as of September 30, 2017 of the stock awards referenced in column (g).

In calculating the market values of restricted stock in the table above, we have multiplied the closing market price of a share of our common stock on September 29, 2017, the last trading day in fiscal 2017, which was $26.75, by the applicable number of shares of our common stock underlying each Named Executive Officer’s restricted stock awards.

At September 30, 2017:

●	Mr. Gangemi held a total of 1,495 shares of restricted stock, which vest as follows: 143shares vest on December 30, 2017, 143 shares vest on December 30, 2018, 143 shares vest on December 30, 2019 and 143shares vest on December 30, 2020; in addition 185 shares vest on January 31, 2018, 185 shares vest on January 31, 2019, 185 shares vest on January 31, 2020, 185 shares vest on January 31, 2021 and 183 shares vest on January 31,2022

●	Mr. Boylan held a total of 1,342 shares of restricted stock, which vest as follows: 62 shares vest on 12/30/2017, 62 shares vest on 12/30/2018, 62 shares vest on 12/30/2019 and 62 shares vest on 12/30/2020; in addition 219 shares vest on January 31, 2018, 219 shares vest on January 31, 2019, 219 shares vest on January 31, 2020, 219 shares vest on January 31, 2021 and 218 shares vest on January 31, 2022

●	Mr. Woolworth held a total of 1,193 shares of restricted stock, which vest as follows:64 shares vest on December 30, 2017, 64 shares vest on December 30, 2018, 64 shares vest on December 30, 2019 and 65 shares vest on December 30, 2020; in addition 188 shares vest on January 31, 2018, 188 shares vest on January 31, 2019, 188 shares vest on January 31, 2020, 188 shares vest on January 31, 2021 and 184 shares vest on January 31, 2022

Stock Awards Vested

The following table sets forth, for each of the Named Executive Officers, information regarding stock awards that vested during fiscal 2017. The phrase “value realized on vesting” represents the number of shares of common stock set forth in column (d) multiplied by the market prize of our common stock on the date on which the Named Executive Officer’s stock award vested.

Name (a)	Stock Awards
	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Anthony C. Weagley (1)	0	0
Joseph D. Gangemi	143	$3,825
William Boylan	62	$1,659
William H. Woolworth III	64	$1,712

(1) Mr. Weagley was granted 3,163 shares of non-restricted stock on January 31, 2017.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of stock options under our 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”). The 2014 Plan permits the grant of equity awards and other awards, including stock options and restricted stock.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))

Equity Compensation Plans Approved by Shareholders	11,000	$19.19	374,789

Equity Compensation Plans Not Approved by Shareholders	—	—	—

TOTAL	11,000	$19.19	374,789

Agreements with Named Executive Officers

Mr. Weagley

On June 23, 2016, Malvern Bancorp and the Bank entered into an employment agreement with Anthony C. Weagley, Chief Executive Officer and President of the Company and the Bank, which was amended and restated on May 25, 2017 (as amended and restated, the “Employment Agreement”).

The Employment Agreement provides that Mr. Weagley will continue to serve as President and Chief Executive Officer of the Company and the Bank for successive one year periods, unless either party has provided written notice at least 60 days prior to the end of the then current annual period that such party does not agree to renew the Employment Agreement. The Employment Agreement also provides that Mr. Weagley will serve as a director of the Company and the Bank.

Pursuant to the Employment Agreement, Mr. Weagley will receive an annual base salary at the rate of $400,000 per year, plus additional annual base compensation of $100,000, of which $35,000 will be paid in cash (as part of the regular payroll process) and the remaining $65,000 will be paid in shares of the Company’s common stock. Such amounts (totaling $500,000), which are collectively referred to as “Annual Base Salary in the Employment Agreement” may be increased by the Boards of the Company and the Bank.

Mr. Weagley will also be entitled to participate in an annual bonus plan, with an initial target bonus of $100,000, upon the achievement of specified performance goals approved by the Compensation Committee and the Company’s Board of Directors. He will also be entitled to participate in other employee benefit plans maintained for executives of the Bank.

If Mr. Weagley’s employment is terminated by the Company or the Bank without “Cause” (as defined in the Employment Agreement)(other than for death or disability) or if the Company or the Bank terminate the Employment Agreement by delivering a non-renewal notice, in either case occurring after a “Change in Control” (as defined in the Employment Agreement), or if Mr. Weagley terminates his employment for “Good Reason” (as defined in the Employment Agreement) after a Change in Control, he will be entitled to receive, after signing a release, a lump sum cash payment equal to three years of his Annual Base Salary, in addition to any amounts he has already earned as of the date of termination, and any vesting restrictions on any grants of equity that have been made to him will be waived.

Upon termination by the Company or the Bank without Cause (other than for death or disability) of if the Company or the Bank terminate the Employment Agreement by delivering a non-renewal notice, in either case occurring absent a Change in Control, or if Mr. Weagley terminates his employment for Good Reason absent a Change in Control, he will be entitled to receive, after signing a release, a lump sum cash payment equal to three years of his Annual Base Salary.

Mr. Weagley’s Employment Agreement also provides that he will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 18 months immediately following the date of termination of employment.

The Employment Agreement contains 12 month post-termination non-compete, non-solicitation of customers and non-solicitation of employees provisions.

Messrs Gangemi and Woolworth

On May 23, 2016, the Bank entered into a Change of Control Agreement (each, a “Change of Control Agreement” and collectively, the “Change of Control Agreements”) with each of Joseph Gangemi, Senior Vice President and Chief Financial Officer of the Company and the Bank, and William “Bill” Woolworth, Senior Vice President and Chief Risk Officer of the Company and the Bank.

Each Change of Control Agreement provides that if the executive’s employment with the Bank ceases within 12 months following the date of a Change of Control (as defined), or during the 90 days immediately preceding a Change of Control, as a result of termination by the Bank without Cause (as defined) or for Good Reason (as defined), then the executive will be entitled to receive any base salary that remains unpaid through the date of termination, any bonus that remains unpaid and which is payable with respect to a fiscal year which ended prior to the effective date of termination, and any expense reimbursement which is due and remains unpaid, plus a lump sum cash payment equal to 100% of the executive’s base salary as in effect on the date of termination.

In addition, if the executive elects to receive continuation coverage under the Bank’s group health plan under COBRA, each Change of Control Agreement provides that the executive will be entitled to reimbursement of the premium otherwise payable for COBRA continuation coverage for the 12 months immediately following the date of termination of employment, to the extent such premium exceeds the monthly amount charged to active similarly-situated employees of the Bank for the same coverage.

Each Change of Control Agreement provides that it is in lieu of, and not in addition to, any other severance plan, fund, agreement or other arrangement maintained by the Bank. Payment of the lump sum cash amounts and reimbursement for COBRA premiums described above are conditioned on the executive’s execution and delivery of a release.

In addition, each Change of Control Agreement provides that the amounts and benefits payable to Mr. Gangemi or Mr. Woolworth, as applicable, in the circumstances described above, will be reduced to the extent necessary to avoid causing any of the payments or benefits to be nondeductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or subject to an excise tax under Section 4999 of the Code, unless the executive’s after-tax amounts and benefits would be greater without such a reduction.

On May 25, 2017, Mr. Gangemi and the Bank entered into an amendment (the “Amendment”) to Mr. Gangemi’s Change in Control Agreement. The Amendment increases the severance amount under the change of Control Agreement from 100% of Mr. Gangemi’s base salary to 150% of his base salary.

In exchange for the increase in the severance amount, Mr. Gangemi entered into a Non-Competition, Non-Solicitation, Confidentiality and Cooperation Agreement (the “Restrictive Covenants Agreement”) with the Bank, also dated May 25, 2017. Mr. Gangemi’s Restrictive Covenants Agreement provides that during the course of his employment with the Bank and for a period of 12 months after his termination of employment with the Bank for any reason (the “Restricted Period”), Mr. Gangemi will not, directly or indirectly, engage, participate or invest in any Competing Business (as defined) in the Competitive Territory (as defined). “Competing Business” is defined as any business engaged in banking or lending activities, or accepting deposits, providing financial services or financial advice, or any other activities in which the Company or the Bank engaged during Mr. Gangemi’s employment with the Bank. “Competitive Territory” is defined as any area that is within a 100 mile radius of any branch or office of the Company or the Bank or any of their affiliates that is or was in existence during Mr. Gangemi’s employment or any location where the Company, the Bank or any of their respective affiliates had planned to establish a branch or office during the 12 months prior to Mr. Gangemi’s termination of employment. The Restrictive Covenants Agreement also contains provisions prohibiting the solicitation of employees and customers of the Company or the Bank or any of their respective affiliates.

Mr. Boylan

On May 25, 2017, the Company, the Bank and William J. Boylan entered into an employment agreement (the “Boylan Employment Agreement”), which provides that Mr. Boylan will serve as Executive Vice President and Chief Lending Officer of the Company and the Bank. The initial term of the Boylan Employment Agreement will expire on May 26, 2019, and the employment period will be deemed to be automatically extended for successive one year periods thereafter, unless at least 60 calendar days prior to the expiration of the initial or any extended term, the Company or the Bank shall give written notice to Mr. Boylan, or Mr. Boylan shall give written notice to the Company or the Bank, of its or his intention not to renew the employment period.

The Boylan Employment Agreement provides that Mr. Boylan’s compensation will include a base salary of $235,000 per annum, subject to review and increase by the Board of Directors of the Company (the “Company Board”) or the Board of Directors of the Bank (the “Bank Board”). Mr. Boylan will also be eligible for such annual bonus as the Company Board or the Bank Board, or an applicable committee thereof, determines in its sole discretion to be appropriate based upon achievement of such performance goals or other factors as such Company Board or Bank Board or committee deems appropriate.

If Mr. Boylan’s employment is terminated by the Company or the Bank without cause (other than due to death or disability) or if the Company or the Bank terminate the Boylan Employment Agreement pursuant to a non-renewal notice, in each case on or after a Change in Control (as defined), or if Mr. Boylan’s employment is terminated by him for Good Reason (as defined) on or after a Change in Control, Mr. Boylan will be entitled to receive all unpaid salary and accrued benefits to the termination date, plus, subject to his execution of a mutually satisfactory release, a lump sum cash payment equal to any unpaid annual bonus earned and owed to him for a previous calendar year and any amounts earned by him but unpaid under the Bank’s Lender Incentive Plan, plus 24 months’ of his base salary. In addition, Mr. Boylan would become fully vested in all equity-based options and other awards, and he would be entitled to reimbursement for COBRA premiums paid by him for up to 18 months immediately following termination.

If Mr. Boylan’s employment is terminated by the Company or the Bank without Cause (as defined), other than due to death or disability, or if the Company or the Bank terminate the Boylan Employment Agreement pursuant to a non-renewal notice, in each case before a Change in Control, or if Mr. Boylan’s employment is terminated by him for Good Reason before a Change in Control, he will be entitled to receive all unpaid salary and accrued benefits to the termination date, plus, subject to his execution of a mutually satisfactory release, his then annual rate of base salary for twelve months, as severance. He would also be entitled to reimbursement for COBRA premiums for up to six months.

If Mr. Boylan’s employment is terminated at any time for Cause or if he resigns without Good Reason, he will be entitled to receive only unpaid salary and accrued benefits to the termination date.

In connection with executing the Boylan Employment Agreement, Mr. Boylan executed a Non-Competition, Non-Solicitation, Confidentiality and Cooperation Agreement which is comparable to Mr. Gangemi’s Restrictive Covenants Agreement.

Potential Payments Upon Termination of Employment

The following table provides information as to the amounts that would have been payable to the Named Executive Officers if they had terminated employment in the circumstances described in the table on the last day of the Company’s 2017 fiscal year (September 30, 2017):

	Termination by Company Without Cause or Resignation by Executive for Good Reason (absent a Change of Control)	Termination by Company Without Cause or Resignation by Executive for Good Reason (after a Change of Control) (1)	Termination Due to Death, Disability or Retirement (at or after age 65)
Anthony C. Weagley (2) (3)
Cash severance (4)	$1,560,000	$1,560,000	—
Acceleration of Restricted Stock	—	—	—
Welfare Benefits	$8,516	$8,516	—
Total	$1,568,516	$1,568,516
Joseph D. Gangemi
Cash severance (5)	—	$281,160	—
Acceleration of Restricted Stock (6)	—	$39,992	$39,992
Welfare Benefits (7)	—	$9,828	—
Total		$330,980
William Boylan
Cash severance (8)	$470,000	$470,000	—
Acceleration of Restricted Stock (6)		$35,899	$35,899
Welfare Benefits (7)	—	—	—
Total	$470,000	$505,899
William H. Woolworth III
Cash severance (9)	—	$175,000	—
Acceleration of Restricted Stock (6)	—	$31,913	$31,913
Welfare Benefits (7)	—	$5,229	—
Total		$212,142

(1) Includes, in the case of Messrs. Gangemi, Boylan and Woolworth, a termination by the Company without Cause or a resignation by the executive for Good Reason during the ninety (90) period preceding a Change of Control, as such terms are used in their respective Change of Control Agreements.

(2) Includes a termination of employment due to the Company’s or the Bank’s failure to renew the term of the executive’s employment agreement.

(3) The Company and the Bank, respectively, are responsible for 50% of the payments and benefits due Mr. Weagley.

(4) The cash severance amount, which is equal to three years’ annual base salary in effect as of the date of termination, is payable in a lump sum. The amount shown is based on Mr. Weagley’s annual base salary in effect as of September 30, 2017.

(5) The cash severance amount, which is equal to 150% of the executive’s annual base salary in effect at the time of termination, is payable in a lump sum. The amount shown is based on Mr. Gangemi’s base salary in effect as of September 30, 2017.

(6) These figures represent, based on the closing price of the Company’s common stock on September 29, 2017 ($26.75 per share), the aggregate value of outstanding shares of restricted stock awarded to each officer, the vesting of which would accelerate in the event of a termination of such officer’s employment under the circumstances presented. The number of shares of restricted stock for which vesting would accelerate as of December 31, 2017 is as follows: Mr. Gangemi, 1,495 shares; Mr. Boylan, 1,342 shares; and Mr. Woolworth, 1,193 shares. The restricted shares fully vest in the event of a Change in Control as defined in our Long-Term Incentive Plan without regard to termination of employment, but are also included in the column showing amounts payable in connection with an involuntary termination after a Change of Control.

(7) Each of Messrs. Gangemi, Boylan and Woolworth is entitled to reimbursement of COBRA premiums for twelve (12) months following termination of employment to the extent that the COBRA premiums exceed the monthly amount charged active employees by the Company for health coverage. The figure presented represents the estimated amount of such reimbursements. Mr. Boylan did not have active employee health coverage as of September 30, 2017.

(8) The cash severance amount, which is equal to two years’ annual base salary in effect as of the date of termination, is payable in a lump sum. The amount shown is based on Mr. Boylan’s annual base salary in effect as of September 30, 2017.

(9) The cash severance amount, which is equal to 100% of the executive’s annual base salary in effect at the time of termination, is payable in a lump sum. The amount shown is based on Mr. Woolworth’s base salary in effect as of September 30, 2017.

Related Party Transactions

Loans and Extensions of Credit. The Bank offers loans to its directors, officers and employees as well as members of their immediate families and others who are considered “related persons” under Item 404 of Regulation S-K of the SEC. Any loans by the Bank to related persons are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same or comparable transactions with persons not related to the Bank. These loans did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at September 30, 2017. None of the Bank’s loans to any of its directors, executive officers, any of their immediate family members or to any related persons were non-accrual, past due, restructured or deemed potential problem loans at September 30, 2017.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal shareholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2017, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of Malvern Bancorp, (iii) the Named Executive Officers of Malvern Bancorp; and (iv) all directors, director nominees and executive officers of Malvern Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of December 1, 2017(1)		Percent of Common Stock

FJ Capital Management LLC	648,560	(2)	9.9%
1313 Dolley Madison Blvd
Suite 306
McLean, VA 22101

The Banc Funds Company, LLC 20 North Wacker, Suite 3300 Chicago, IL 60606	561,994	(3)	8.6%

EJF Capital LLC 2107 Wilson Blvd., Suite 410 Arlington, VA 22201	549,187	(4)	8.4%

Clover Partners, L.P. 100 Crescent Court, Suite 575 Dallas, TX 75201	474,490	(5)	7.2%

Seidman & Associates, LLC 100 Misty Lane, 1st Floor. Parsippany, NJ 07054	454,761	(6)	6.9%

Directors and Nominees:
Norman Feinstein	6,246	(7)	*
Andrew Fish	2,450	(8)	*
Cynthia Felzer Leitzell	7,764	(9)	*
Stephen P. Scartozzi	9,175	(10)	*
George E. Steinmetz**	16,248	(11)	*
Anthony C. Weagley	44,782	(12)	*
Therese Woodman	10,496	(13)	*
Howard Kent	130,240	(14)	1.9%
Julia Corelli**	75		*

Other Named Executive Officers:			*
Joseph Gangemi	8,686	(15)	*
William Boylan	2,719	(16)	*
William H. Woolworth III	4,029	(17)

All Current Directors, Director Nominees and Executive Officers as a Group (12 persons)	242,835	(18)	3.7%

*	Represents less than 1.0% of our outstanding common stock.
**	Mr. Steinmetz is not standing for re-election at the 2018 annual meeting. Ms. Corelli joined the Board effective January 1, 2018.

(1)	Based upon filings made with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he, she or it directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	According to a filing made on February 14, 2017 by Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, FJ Capital Management, LLC, Martin S. Friedman and other entities, FJ Capital Management LLC has shared voting and dispositive power over 648,560 shares of common stock. Mr. Friedman is the managing member of FJ Capital Management LLC.

(3)	According to a filing made on February 15, 2017 by Banc Fund VI, L.P., Banc Fund VII L.P., Banc Fund VIII L.P. and Banc Fund IX L.P., the reporting persons have shared voting and dispositive power over 561,994 shares of common stock.

(4)	According to a filing made on February 14, 2017 by EJF Capital LLC, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC—Series E, the reporting persons have shared voting and dispositive power over 549,187 shares of common stock.

(5)	According to a filing made on February 14, 2017 by Clover Partners, L.P., Clover Partners Management, LLC and John A. Guerry, the reporting persons have shared voting and dispositive power over 474,490 shares of common stock. Mr. Guerry is a principal of Clover Partners Management, LLC.

(6)	According to a filing under the Exchange Act made on March 8, 2016 by Mr. Seidman and certain affiliated entities, Mr. Seidman has sole voting and dispositive power over 453,486 shares of common stock. Mr. Seidman, (i) as the manager of Seidman and Associates, L.L.C. (“SAL”), may be deemed the beneficial owner of the 82,656 shares owned by SAL, (ii) as the sole officer of Veteri Place Corporation (“Veteri”), the general partner of each of Seidman Investment Partnership, L.P. (“SIP”) and Seidman Investment Partnership II, L.P. (“SIPII”), may be deemed the beneficial owner of the 65,565 shares owned by SIP and the 79,709 shares owned by SIPII, (iii) as the managing member of JBRC I, LLC, the co-general partner of Seidman Investment Partnership III, L.P. (“SIPIII”), may be deemed the beneficial owner of the 16,439 shares owned by SIPIII, (iv) as the sole officer of Veteri, the trading advisor of LSBK06-08, L.L.C. (“LSBK”) and CBPS, LLC (“CBPS”), may be deemed the beneficial owner of the 51,600 shares owned by LSBK and the 55,782 shares owned by CBPS, and (v) as the investment manager for each of Broad Park Investors, L.L.C. (“Broad Park”), Chewy Gooey Cookies, L.P. (“Chewy”) and 2514 Multi-Strategy Fund, L.P. (“2514 MSF”), may be deemed the beneficial owner of the 46,431 shares owned by Broad Park, the 21,085 shares owned by Chewy and the 34,219 shares owned by 2514 MSF. In the foregoing capacities, Mr. Seidman has sole and exclusive investment discretion and voting authority with respect to all such shares.

(7)	Includes 700 shares subject to a restricted stock award which have not yet vested for Mr. Feinstein.

(8)	Includes 700 shares subject to a restricted stock award which have not yet vested for Mr. Fish.

(9)	Includes 7,064 shares held jointly by Ms.Leitzell and her husband. 700 shares subject to a restricted stock award which have not yet vested.

(10)	Includes 3,090 shares held jointly by Mr. Scartozzi and his spouse.700 shares subject to a restricted stock award which have not yet vested and 200 shares subject to options which were exercisable through February 1, 2018.

(11)	Includes 700 shares subject to a restricted stock award which have not yet vested for Mr. Steinmetz. Includes 700 shares held jointly by Mr. Steinmetz and his spouse and 100 shares held by Mr. Steinmetz as custodian for his children and 200 shares subject to options which were exercisable through February 1, 2018.

(12)	Includes 1,731 shares held in the 401(k) Plan and 2,682 shares allocated to Mr. Weagley in the ESOP.

(13)	Includes 700 shares subject to a restricted stock award which have not yet vested, and 200 shares subject to options which were exercisable through February 1, 2018, for Ms. Woodman

(14)	Includes 68,191 shares held jointly by Mr. Kent and his spouse and 11,719 shares held by Mr. Kent’s spouse. It also includes 700 shares subject to a restricted stock award which have not yet vested and 200 shares subject to options which were exercisable through February 1, 2018.

(15)	Includes 359 shares held in the 401(k) Plan, 900 shares held in trust for Mr. Gangemi’s children, 1,495 shares subject to a restricted stock award which have not yet vested and 1,849 shares allocated to Mr. Gangemi in the ESOP.

(16)	Includes 12 shares held in the 401(k) Plan; 1,103 shares allocated to Mr. Boylan in the ESOP and 1,342 shares subject to a restricted stock award which have not yet vested.

(17)	Includes 14 shares held in the 401(k) Plan; 782 shares allocated to Mr. Woolworth in the ESOP and 310 shares subject to a restricted stock award which have not yet vested.

(18)	Includes an aggregate of 2,118 shares allocated to the 401(k) Plan accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Malvern Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish Malvern Bancorp with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of our common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that all such Section 16(a) reports were timely filed with respect to the fiscal year ended September 30, 2017, except that Howard Kent (a director) inadvertently reported two stock purchases late, Therese Woodman (a director) inadvertently reported one stock purchase late, Stephen Scartozzi (a director) inadvertently reported two stock purchases late, Cynthia Felzer Leitzell (a director) inadvertently reported three stock purchases late, Norman Feinstein (a director) inadvertently reported one stock purchase late, George Steinmetz (a director) inadvertently reported one stock purchase late, and Andrew Fish (a director) inadvertently reported two stock purchases late. There were no late filings reported by executive officers in fiscal 2017.

Proposal 2 PROPOSAL TO ADOPT A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act”), the proxy rules of the SEC were amended to require that not less frequently than once every three years, a proxy statement for an annual meeting of shareholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate resolution subject to shareholder vote to approve the compensation of the company’s named executive officers disclosed in the proxy statement. The Company’s Board of Directors previously determined to submit the non-binding resolution on compensation of our named executive officers to our shareholders on an annual basis.

The executive officers named in the summary compensation table and deemed to be “named executive officers” are Messrs. Weagley, Gangemi, Boylan and Woolworth. Reference is made to the summary compensation table and disclosures set forth under “Management Compensation” in this proxy statement.

The proposal gives shareholders the ability to vote on the compensation of our named executive officers through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers as disclosed in this proxy statement.”

The shareholder vote on this proposal is not binding on Malvern Bancorp or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors. However, the Board of Directors of Malvern Bancorp will review the voting results on the non-binding resolution and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 3 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of Malvern Bancorp has appointed BDO USA, LLP, independent registered public accounting firm, to perform the audit of our financial statements for the year ending September 30, 2018, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting.

We have been advised by BDO USA, LLP that neither that firm nor any of its associates has any relationship with Malvern Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients. BDO USA, LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The following table sets forth the aggregate fees paid by us to BDO USA, LLP, for professional services rendered by them in connection with the audit of Malvern Bancorp’s consolidated financial statements for fiscal 2017 and 2016, respectively as well as the fees paid by us to BDO USA, LLP for audit-related services, tax services and all other services rendered by BDO USA, LLP to us during fiscal 2017 and 2016.

	Year Ended September 30,
	2017	2016
Audit fees (1)	$410,274	$206,406
Audit-related fees (2)	24,238	25,295
Tax fees	43,353	30,000
All other fees	—	—
Total	$477,865	$261,701

(1)	Audit fees consist of fees incurred in connection with the integrated audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission, consents issued in connection with filing of Form S-8 and Form S-3, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit related fees consist of fees incurred in connection with the audit of our employee benefit plan.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Malvern Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission’s rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Malvern Bancorp relating to the next annual meeting of shareholders of Malvern Bancorp, which is anticipated to be held in February 2019, must be made in writing and filed with the Corporate Secretary, Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301, no later than September 20, 2018. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in Malvern Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an Annual Meeting pursuant to Section 2.10 of Malvern Bancorp’s Bylaws. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by September 20, 2018. The notice must include the information required by Section 2.10 of our Bylaws.

Shareholder Nominations. Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our annual meeting in 2019, this notice must be received by September 20, 2018. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 3.12 of Malvern Bancorp’s Bylaws.

Other Shareholder Communications. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Malvern Bancorp, Inc., c/o Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301. Mr. Gangemi will forward such communications to the director or directors to whom they are addressed.

ANNUAL REPORTS

A copy of Malvern Bancorp’s Annual Report on Form 10-K for the year ended September 30, 2017 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Joseph Gangemi, Malvern Bancorp, Inc., 42 E. Lancaster Avenue, Paoli, Pennsylvania 19301.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Malvern Bancorp. Malvern Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Malvern Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Malvern Bancorp may solicit proxies personally or by telephone without additional compensation.

MALVERN BANCORP, INC.
42 E. LANCASTER AVE.
PAOLI, PA 19301

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35256-P00268-Z71493

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MALVERN BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eight directors for a one-year term expiring in 2019 and until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Howard Kent
02) Therese Woodman
03) Julia D. Corelli
04) Norman Feinstein
05) Andrew Fish
06) Cynthia Felzer Leitzell
07) Stephen P. Scartozzi
08) Anthony C. Weagley

The Board of Directors recommends you vote FOR proposals 2 and 3.

The shares of Malvern Bancorp's common stock will be voted as specified. If this card is signed and returned and it is not otherwise specified, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E35257-P00268-Z71493

MALVERN BANCORP, INC.
Annual Meeting of Shareholders
February 22, 2018, 11:00 AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MALVERN BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 22, 2018 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Malvern Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. held of record by the undersigned on December 28, 2017 at the Annual Meeting of Shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd., Malvern, Pennsylvania, on Thursday, February 22, 2018, at 11:00 a.m., Eastern Time, or at any adjournment thereof.

Continued and to be signed on reverse side

MALVERN BANCORP, INC.
42 E. LANCASTER AVE.
PAOLI, PA 19301

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35258-P00268-Z71493

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS FORM IS VALID ONLY WHEN SIGNED AND DATED.

MALVERN BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eight directors for a one-year term expiring in 2019 and until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Howard Kent
02) Therese Woodman
03) Julia D. Corelli
04) Norman Feinstein
05) Andrew Fish
06) Cynthia Felzer Leitzell
07) Stephen P. Scartozzi
08) Anthony C. Weagley

The Board of Directors recommends you vote FOR proposals 2 and 3.

The shares of Malvern Bancorp's common stock will be voted as specified. If this form is signed and returned and it is not otherwise specified, this proxy will be voted in accordance with the Board of Directors' recommendations and otherwise at the discretion of the Trustees.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E35259-P00268-Z71493

MALVERN BANCORP, INC.
Annual Meeting of Shareholders
February 22, 2018, 11:00 AM ET

EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
VOTING INSTRUCTION FORM

The undersigned hereby instructs the Trustees of the Employees' Savings and Profit Sharing Plan (the "401(k) Plan") of Malvern Federal Savings Bank to vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. allocated to my 401(k) Plan account as of December 28, 2017 at the Annual Meeting of Shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd., Malvern, Pennsylvania, on Thursday, February 22, 2018, at 11:00 a.m., Eastern Time, or at any adjournment thereof.

Continued and to be signed on reverse side

MALVERN BANCORP, INC.
42 E. LANCASTER AVE.
PAOLI, PA 19301

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35260-P00268-Z71493

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS FORM IS VALID ONLY WHEN SIGNED AND DATED.

MALVERN BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eight directors for a one-year term expiring in 2019 and until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Howard Kent
02) Therese Woodman
03) Julia D. Corelli
04) Norman Feinstein
05) Andrew Fish
06) Cynthia Felzer Leitzell
07) Stephen P. Scartozzi
08) Anthony C. Weagley

The Board of Directors recommends you vote FOR proposals 2 and 3.

The shares of Malvern Bancorp's common stock will be voted as specified. If this form is signed and returned and it is not otherwise specified, this proxy will be voted in accordance with the Board of Directors' recommendations and otherwise at the discretion of the Trustees.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E35261-P00268-Z71493

MALVERN BANCORP, INC.
Annual Meeting of Shareholders
February 22, 2018, 11:00 AM ET

EMPLOYEE STOCK OWNERSHIP PLAN
VOTING INSTRUCTION FORM

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan (the "ESOP") of Malvern Bancorp, Inc. to vote, as designated on the reverse side, all the shares of common stock of Malvern Bancorp, Inc. allocated to my ESOP account as of December 28, 2017 at the Annual Meeting of Shareholders to be held at the General Warren Inne, located at 9 Old Lancaster Rd., Malvern, Pennsylvania, on Thursday, February 22, 2018, at 11:00 a.m., Eastern Time, or at any adjournment thereof.

Continued and to be signed on reverse side